Execution

STOCK PURCHASE AGREEMENT

by and between

Interleukin Genetics, Inc.

and

Delta Dental Plan of Michigan, Inc.

June 29, 2012

-i-

Table of Contents

(continued)

-ii-

Table of Contents

(continued)

		Page

(b)	Entire Agreement	17

(c)	Amendments and Waivers	17

(d)	Notices	17

(e)	No Strict Construction	18

(f)	Further Assurances	18

(g)	Severability	18

(h)	Successors and Assigns	18

(i)	Survival	18

(j)	Headings	18

(k)	Counterparts	18

EXHIBITS
Exhibit A – Series A-1 and Series B Convertible Preferred Stock Certificate of Designation

Exhibit B – Series B Designee Director Indemnity Agreement

Exhibit C – Third Amendment to Pyxis Stock Purchase Agreement

Exhibit D – Registration Rights Agreement

-iii-

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) dated as of June 29, 2012 is made by and between Interleukin Genetics, Inc., a Delaware corporation, (the “Company”), and Delta Dental Plan of Michigan, Inc., a Michigan nonprofit corporation (the “Purchaser”).

RECITALS

In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to issue and sell, and the Purchaser has agreed to purchase a number of shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”), having the rights, privileges, preferences and restrictions set forth in the form of Certificate of Designations, Rights and Preferences attached hereto as Exhibit  A (the “Certificate of Designation”), and convertible in accordance with the terms thereof into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), of the Company.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.          PURCHASE AND SALE

(a)        Authorization of Shares. The Company has authorized (i) the sale and issuance to Purchaser of the Shares (defined below) and (ii) the issuance of such shares of Common Shares (defined below) to be issued upon conversion of the Shares. The Shares and the Common Shares have the rights, preferences, privileges and restrictions set forth in the Certificate of Designation.

(b)        Purchase of Shares. At the Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, upon the terms and subject to the conditions set forth herein 500,000 shares of Preferred Stock (the “Shares”) for an aggregate purchase price of $3,000,000 (the “Purchase Price”), based on a purchase price per share of $6.00 (the “Per Share Purchase Price”).

2.          THE CLOSING

(a)         Closing Date. The date and time of the closing of the purchase and sale of the Shares (the “Closing”) shall occur on June 29, 2012 at 2:00 p.m. Boston time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts, 02111 (subject to the satisfaction or waiver of the conditions set forth in Subsections (c) and (d) of this Section 2), or at such other location, date and time as may be agreed upon between the Company and the Purchaser (the “Closing Date”).

(b)        Form of Payment. On the Closing Date, the Purchaser shall pay the Company the Purchase Price for the Shares to be issued and sold to the Purchaser, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions previously provided to the Purchaser, and the Company shall deliver to the Purchaser the original certificate or certificates representing the Shares, registered in the name of the Purchaser.

(c)         Conditions to the Purchaser’s Obligation to Purchase the Shares. The Purchaser’s obligation to purchase the Shares shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by the Company;

(ii)	an Exchange Agreement by and between the Company and Pyxis Innovations Inc. (the “Series A Stockholder”), pursuant to which the shares of Series A convertible preferred stock of the Company held by the Series A Stockholder shall be exchanged for shares of Series A-1 convertible preferred stock (the “Series A Preferred Stock”), shall have been executed by each party thereto (the “Exchange Agreement”);

(iii)	a Certificate of Elimination of the Series A Preferred Stock shall have been filed with the Secretary of State of the State of Delaware;

(iv)	the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware;

(v)	receipt of one or more certificates representing the Shares;

(vi)	Catherine Ehrenberger, a designee of the Series A Stockholder to the Board of Directors of the Company (the “Board”), shall have resigned from the Board and a copy of the written resignation shall have been delivered to the Purchaser;

(vii)	(A) all actions required by the Board to elect an individual designated by the Purchaser (the “Series B Designee”) to the Board to serve from and after the Closing Date until a successor is duly elected and qualified, shall have been taken; (B) the Company shall have taken all necessary action for such Series B Designee to be fully covered by the Company’s directors’ and officers’ liability insurance in an amount no less than the directors designated by the holders of the Series A Preferred Stock; and (C) the Company shall have entered into a director indemnity agreement with such Series B Designee in substantially the form attached as Exhibit B;

(viii)	all consents, approvals and waivers, including consents, approvals and waivers of the Series A Stockholder (the “Series A Approvals”), required for the consummation of the transactions contemplated hereby shall have been obtained;

(ix)	the Common Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion;

(x)	the Company shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (ii), (iii), (iv), (vi), (vii), (ix), (xii), (xiii), (xiv), and (xvi) of this Section 2(c) have been satisfied;

(xi)	the Company shall have delivered a certificate of its Secretary certifying as to (A) the resolutions of the Board of Directors approving this Agreement and the transactions contemplated thereby, including the actions required by the Company pursuant to this Section 2(c); (B) true and correct copies of the Certificate of Elimination and the Certificate of Designation referenced in (iii) and (iv) above as filed with the Secretary of State of the State of Delaware; and (C) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business dated a recent date before Closing;

(xii)	the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(xiii)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or the Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(xiv)	Section 6.8 of the Pyxis SPA (as defined in Section 6(c) below) shall have been amended as set forth in Exhibit C; and the Board shall have adopted Section 6.8, as amended as set forth in Exhibit C, and Section 7(b) of this Agreement, as the Company's corporate opportunity policy in accordance with Section 122(17) of the Delaware General Corporation Law;

(xv)	the Purchaser shall have received from the Series A Stockholder a certificate of its Secretary certifying as to the resolutions of its Board of Directors approving (A) the Exchange Agreement; (B) the filing of the Certificate of Elimination; (C) the Series A Approvals (including a certified copy of resolutions of the Board of Directors of Pyxis Innovations Inc. authorizing such Series A Approvals); and (D) the amendments to the Pyxis SPA;

(xvi)	the Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit D; and

(xvii)	receipt of such other information, certificates and documents as the Purchaser may reasonably request.

(d)         Conditions to the Company’s Obligation to Issue and Sell the Shares. The Company’s obligation to issue and sell the Shares shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i)	receipt of a copy of this Agreement executed by the Purchaser;

(ii)	receipt of the Purchase Price;

(iii)	the Exchange Agreement shall have been executed by the Series A Stockholder;

(iv)	the representations and warranties of the Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of the Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to the Closing;

(v)	no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement or the right of the Company or the Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any proceeding have been commenced or threatened with respect to the foregoing;

(vi)	the Purchaser shall have delivered to the Company a Compliance Certificate, executed by the Chief Executive Officer of the Purchaser, dated as of the Closing Date, to the effect that the conditions specified in subsection (iv) of this Section 2(d) have been satisfied; and

(vii)	receipt of such other information, certificates and documents as the Company may reasonably request.

3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below), as follows:

(a)        Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Certificate of Incorporation, as amended (including the Certificate of Designation for the Series A Preferred Stock, the “Charter”) and Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), and in each case, all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and except as required by the transactions contemplated hereby, the Company has no present intention to modify the Charter and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, assets, results of operations, business or properties of the Company, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

(b)        Subsidiaries. The Company has no subsidiaries.

(c)        Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation and performance by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Shares and of the shares of Common Stock issuable upon conversion of the Shares (the “Common Shares” and together with the Shares, the “Securities”), have been duly authorized by all requisite corporate action, including all actions required by the Series A Stockholder. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d)        Capitalization. As of June 29, 2012, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock and (ii) 6,000,000 shares of preferred stock, $0.001 par value per share, 5,000,000 of which have been designated as Series A Preferred Stock. As set forth in the definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 22, 2012, the Company is seeking to increase the number of authorized shares of Common Stock to 150,000,000, subject to approval at the Company’s 2012 Annual Meeting of Stockholders. As of June 29, 2012, (i) 36,761,864 shares of Common Stock are issued and outstanding; (ii) 5,000,000 shares of Series A Preferred Stock are issued or outstanding (which are convertible into 28,160,200 shares of Common Stock); (iii) 2,228,067 shares of Common Stock are duly reserved for future issuance pursuant to outstanding stock options; (iv) 2,150,000 shares of Common Stock are duly reserved for future issuance pursuant to outstanding warrants; (v) 2,521,222 shares of Common Stock are duly reserved for future issuance pursuant to outstanding convertible debt; (vi) 2,212,313 shares of Common Stock are duly reserved for future issuance pursuant to the Company’s stock plans; and (vii)  no shares of Common Stock are duly reserved for future issuance pursuant to the Company’s employee stock purchase plan (not including 750,000 shares reserved for issuance pursuant to the employee stock purchase plan that is subject to approval at the Company’s 2012 Annual Meeting of Stockholders). All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. The Company has not issued any capital stock since June 29, 2012 other than pursuant to the exercise of stock options under the Company's stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company's employee stock purchase plan (such issuances and any such stock options, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity financings. Except for Employee Equity Transactions and as set forth in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances; (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company. The Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Other than pursuant to the Registration Rights Agreement to be entered into by and between the Company and the Purchaser, and except as set forth in (i) that certain Registration Rights Agreement dated August 9, 2002, (ii) that certain Registration Rights Agreement between the Company and the Series A Stockholder dated March 5, 2003, the Company has not granted any person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

(e)         Issuance of Shares. The Common Shares have been duly and validly reserved for issuance. The Shares and the Common Shares are duly authorized and, upon issuance in accordance with the terms hereof and the Certificate of Designation, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and not subject to preemptive rights or other similar rights of stockholders of the Company, except for rights of the Series A Stockholder that have been waived. Except for the Series A Approvals and the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement. The Company has reserved from its duly authorized capital stock the Shares and the Common Shares issuable upon conversion of the Shares.

(f)         No Conflicts. Subject to the Series A Approvals, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a breach or violation of the Company’s Charter or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; (iii) result in a violation of any statute, law, rule, regulation, order, judgment or decree applicable to the Company; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Company.

(g)         No Violation or Default. The Company is not (i) in violation of its Charter or Bylaws; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Company is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to the Company; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as are set forth in the SEC Documents or as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h)         SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined below) and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the twelve (12) months preceding the date hereof (all of the foregoing filed prior to or on the date hereof, or prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)         Financial Statements. The financial statements and the related notes thereto of the Company included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act, as applicable, and present fairly and accurately in all material respect the financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein. The Company does not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto. The Company has not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

(j)         No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, except as disclosed in the SEC Documents and as contemplated by this Agreement, (i) there has not been any change in the capital stock (other than pursuant to Employee Equity Transactions, pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the assets, results of operations, business, properties, management, financial condition or operations of the Company taken as a whole; (ii) the Company has not entered into any transaction or agreement that is material to the Company taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and, except as contemplated by this agreement, has not made any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject; and (iii) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(k)         Independent Accountants. Grant Thornton LLP, who have certified certain financial statements of the Company, are, to the Company’s knowledge, independent registered public accountants with respect to the Company as required by the Securities Act.

(l)         Title to Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential compounds, genes, information, systems or procedures) (collectively, the “Intellectual Property”), used in or necessary for the conduct of the Company’s current business. Except as set forth in the SEC Documents, (i) there are no rights of third parties to any such Intellectual Property except through licensing or cross-licensing agreements; (ii) to the Company’s knowledge, there is no infringement by third parties of any granted patents that are necessary and material to the Company’s business as it is presently being conducted; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s ownership or licensing rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than ordinary patent, trademark, service mark and copyright prosecution; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any reasonable basis for any such claim; (vi) the Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company; and (vii) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of and interest in such Intellectual Property.

(m)        Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, that are necessary for the ownership or lease of its properties or the conduct of its business as described in the SEC Documents. The Company has not received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(n)         Environmental Matters. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge.

(o)         Tax Matters. The Company (i) has timely filed all necessary federal, state and foreign income and franchise tax returns or has requested extensions thereof, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable, except for any such taxes currently being contested in good faith, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper government entity or third party when due. There are no tax liens or claims pending or, to the Company’s knowledge, threatened against the Company or any of its respective assets or property. Except as set forth in “Note 4 – Summary of Significant Accounting Policies – Income Taxes,” to the Company’s financial statements set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, there are no outstanding tax sharing agreements or other such arrangements between the Company and any other Person.

(p)        Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(q)        Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(r)         Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

(s)         Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against the Company which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(t)         Investment Company Act. The Company is not, nor, after giving effect to the sale of the Shares and the application of the proceeds therefrom, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(u)         Regulation. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 of this Agreement, the offer, issuance, sale and delivery of the Shares and the Common Shares are or will be exempt from the registration requirements of the 1933 Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents have taken or will take any action that would cause the loss of such exemption. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Preferred Stock. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the contemplated transactions under this Agreement or would require registration of the Shares or the Common Shares under the 1933 Act.

4.          PURCHASER’S REPRESENTATIONS AND WARRANTIES

The Purchaser represents and warrants to the Company that:

(a)        Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b)        Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c)        General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)        Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

(e)        Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(f)         No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)        Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h)        No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) result in a violation of the Purchaser’s charter, bylaws, or other similar organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or instrument to which the Purchaser is a party; (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any asset of the Purchaser, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations, violations and impositions as described in clauses (ii), (iii) or (iv) of this sentence as would not, individually or in the aggregate, have or result in a material adverse effect on the Purchaser.

5.         RESTRICTIONS ON TRANSFER; OWNERSHIP OF SHARES

(a)        Resales. The Purchaser agrees that the Securities may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption from registration under the Securities Act.

(b)        Rule 144. The Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby and further understands and agrees that so long as the Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a designee selected by the Purchaser serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Securities by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c)        Legends. The certificate(s) evidencing the Securities shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

(d)        Agreement to be Bound. Subject to the other restrictions on transfer set forth or referenced in this Agreement, the Purchaser may assign all of its rights and obligations hereunder with respect to some or all of the Securities, provided that the transferee has agreed in writing to be bound by the applicable provisions of this Agreement.

6.          BOARD REPRESENTATIVE

(a)        Series B Director. Effective as of the Closing Date, the Company shall take all actions necessary to cause the appointment of the Series B Designee as a director of the Company (such individual, and all future Series B Designees nominated and elected by Purchaser as a director of the Company, referred to herein as a “Series B Director”) until a successor is duly elected and qualified. The Purchaser, as sole holder of the Preferred Stock, shall have the right to nominate and elect the initial Series B Designee as the Series B Director of the Company. If the Series B Director shall cease to serve as a director for any reason, the Series B stockholders, voting separately as a series, shall have the right to nominate and elect a replacement director to serve out the remaining term of the existing Series B Director upon written notice to the Company. The Series B Director shall be entitled to receive reimbursement of reasonable expenses incurred in connection with attending Board and committee meetings, but shall not be considered a non-employee director for purposes of receiving any other compensation as a director or a member of any committee of the Board. In accordance with the provisions of the Certificate of Designation, at such time as less than 40% of the Shares issued to the Purchaser under this Agreement remain outstanding, the right of the Series B stockholders to elect the Series B Designee shall automatically terminate, and the Series B Director shall resign from the Board and any committees thereof on which the Series B Director may serve.

(b)        Restrictions on Series B Designee. The Series B Director (i) shall be bound by confidentiality obligations with respect to the Company and its business to the same extent as are other directors of the Company and as is the Purchaser pursuant to this Agreement; and (ii) if deemed necessary by a vote of the majority of the members of the Board (excluding the Series B Director), shall not participate in any Board deliberations or action (including, but not limited to, Board presentations or discussions), or receive Board information, relating to any matter to which the Purchaser has any interest that is competing or inconsistent with the interests of the Company. The Purchaser agrees to cause the Series B Director (and each successor) to comply with the obligations in clause (i) of the preceding sentence.

(c)        Board of Directors. Without the written consent of the holders of a majority of the outstanding Preferred Stock, during any period in which the holders of the Preferred Stock have the right to elect the Series B Director, the Board shall consist of no more than seven (7) members.

7.          CORPORATE OPPORTUNITY POLICY

(a)        Section 6.8 of Pyxis SPA. During any period in which Purchaser has the right to elect the Series B Director the Company shall not, without the consent of Purchaser, amend Section 6.8 of that certain Stock Purchase Agreement dated March 5, 2003, as amended on May 30, 2003 and February 28, 2005, and as amended as of the date hereof, by and among the Company and Pyxis Innovations Inc. (the “Pyxis SPA”), a copy of which is attached as Exhibit C.

(b)        Series B Director. In addition to the provisions of Section 6.8 of the Pyxis SPA, the Board of Directors of the Company has adopted this Section 7(b) in accordance with Section 122(17) of the Delaware General Corporate Law in order to regulate and define the conduct of certain affairs of the Company as they may involve the Series B Director and Affiliates (as defined below), and the powers, rights, duties and liabilities of the Company and its officers, directors and stockholders in connection therewith. Nothing in this Section will regulate or define the conduct of the Series B Director or an Affiliate with respect to affairs not involving a corporate opportunity (as defined below). Moreover, nothing in this Section will prohibit the Company from entering into contractual arrangements with the Series B Director or an Affiliate that restrict the Series B Director or an Affiliate from engaging in activities otherwise allowed by this Section, and the following provisions shall be subject to any such contractual obligation of the Company.

(i)           For purposes of this Section 7(b) only:

(A)       A director of the Company who is Chairman or Vice Chairman of the Board of Directors of the Company or of a committee thereof shall not be deemed to be an officer of the Company by reason of holding such position (without regard to whether such position is deemed an officer of the Company under the bylaws of the Company), unless such person is a full-time employee of the Company.

(B)        The term “STOCKHOLDER” shall mean (i) the Purchaser; (ii) any subsidiary or wholly-controlled nonprofit corporation of Purchaser; (iii) any person or entity directly or indirectly holding the power (under applicable law, contract, or otherwise) to designate fifty percent (50%) or more of Purchaser’s board of directors; (iv) any successors, by way of merger, consolidation or sale of all or substantially all of the assets of Purchaser; and (v) any assignees or other transferee of substantially all of the assets of Purchaser.

(C)        The term “AFFILIATE” shall mean a director, officer, or employee of the Stockholder. No person shall be deemed to be an Affiliate solely by reason of his or her employment by or affiliation or relationship with the Company.

(D)        The term “CORPORATE OPPORTUNITY” shall consist of a business opportunity that (i) an entity is financially able (including, for example, the ability of the entity to obtain financing or raise capital in respect of such opportunity within a reasonable amount of time) to undertake at the moment that the opportunity becomes known, (ii) is, from its nature, in the line or lines of the Company’s existing genetic testing business and is of practical advantage to it, and (iii) is one in which the entity could, but for the provisions of this Section 7(b), have an interest or reasonable expectancy.

(ii)          If the Series B Director who is also an Affiliate acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the Stockholder then, to the fullest extent permitted by law, such Series B Director: (a) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director to the Company and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Company or its other stockholders for breach of any fiduciary duty by reason of the fact that the Stockholder or any Affiliate pursues or acquires such corporate opportunity for itself, himself, or herself, or directs such corporate opportunity to the Stockholder or any Affiliate or does not communicate information regarding such corporate opportunity to the Company, and (c) shall be deemed not to have breached his or her duty of loyalty to the Company or its stockholders and not to have derived an improper personal benefit therefrom; provided that such director acts in a manner consistent with the following:

(A)        A corporate opportunity offered to the Series B Director who is an officer of the Company, and who is also a director but not an officer or employee of the Stockholder, shall belong to the Company, unless such corporate opportunity is, in the first instance, expressly offered to such person in writing solely in his or her capacity as a director of the Stockholder, in which case such corporate opportunity shall belong to the Stockholder.

(B)        A corporate opportunity offered to the Series B Director who is not an officer of the Company, and who is also an officer (whether or not a director) or employee of the Stockholder, shall belong to the Company only if such corporate opportunity is expressly offered to such person (i) during or in connection with any meeting of the Company's Board of Directors, or any committee thereof, or (ii) in writing solely in his or her capacity as a director of the Company (and in such case, Stockholder shall use reasonable efforts to cause such person to provide at least fifteen (15) days notice of such corporate opportunity to the Company); otherwise such corporate opportunity shall belong to the Stockholder.

(C)        Except as otherwise provided in subparagraphs (A) and (B) above, a corporate opportunity offered to any person who is (i) a director of both the Company and the Stockholder but not an officer of the Stockholder, (ii) a director of both the Company and the Stockholder but not an officer of either, or (iii) a director and an officer of both the Company and the Stockholder, shall belong to (x) the Company if such corporate opportunity is expressly offered to such person solely in his or her capacity as an officer or director of the Company, and (y) the Stockholder if such corporate opportunity is expressly offered to such person in his or her capacity as an officer or director of the Stockholder.

(iii)           Any corporate opportunity that belongs to the Stockholder or an Affiliate, on the one hand, or to the Company, on the other hand, pursuant to the foregoing provisions of this Section 7(b) shall not be pursued by the other, unless and until the party to whom the corporate opportunity belongs determines not to pursue the corporate opportunity and so informs the other party in writing. Notwithstanding the preceding sentence or any other provision of this Section 7(b), if the party to whom the corporate opportunity belongs does not, within one year of receipt of notice of the corporate opportunity, begin to pursue, or thereafter continue to pursue, such corporate opportunity diligently and in good faith, the other party may then pursue such corporate opportunity or direct it to another person.

For the avoidance of doubt, nothing herein is to be construed to expand any powers, rights, duties, or liabilities of the Stockholder or any Affiliate, or to create any powers, rights, duties, or liabilities of the Stockholder or any Affiliate where they would otherwise not exist, in either case in respect of or relating to the corporate opportunity doctrine under the Delaware General Corporate Law or other applicable law.

Any person or entity purchasing or otherwise acquiring any interest in equity securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 7(b). Neither the alteration, amendment or repeal of this Section 7(b) nor the adoption of any provision of the Company's Bylaws or Certificate of Incorporation inconsistent with this Section shall eliminate or reduce the effect of this Section 7(b) in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 7(b), would accrue or arise, prior to such alteration, amendment, repeal or adoption.

Anything in this Section 7(b) to the contrary notwithstanding, the foregoing provisions of this Section 7(b) shall terminate, expire and have no further force and effect on the date that no person who is a director, officer or employee of the Company is also a director, officer, or employee of the Stockholder.

8.           PUBLIC STATEMENTS

The Company agrees to disclose on a Current Report on Form 8-K the existence of this Agreement and the transactions contemplated by this Agreement and the material terms, thereof, including pricing, within the time frame required under Form 8-K. The Purchaser shall not issue any press release, or otherwise make any such public statement regarding this Agreement or the transactions contemplated by this Agreement (except for required SEC filings) without the prior written consent of the Company.

9.           MISCELLANEOUS

(a)         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b)        Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c)        Amendments and Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing identified as such an amendment or waiver and signed by the Company and by the Purchaser.

(d)        Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Interleukin Genetics, Inc.
135 Beaver Street
Waltham, MA 02452
Telephone:    (781) 398-0700
Facsimile:     (781) 398-0720
Attention:      Lewis H. Bender
                       Chief Executive Officer

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Tel:    (617) 542-6000

Fax:   (617) 542-2241

Attn: Brian P. Keane, Esq.

If to the Purchaser:

Delta Dental Plan of Michigan, Inc.

4100 Okemos Road

Okemos, MI 48864

Tel:   (517) 347-5451

Fax:  (517) 347-5433

Attn:  Jonathan S. Groat

           Vice President and General Counsel

with a copy to:

Faegre Baker Daniels LLP

300 North Meridian Street

Suite 2700

Indianapolis, IN 46204

Tel:     (317) 237-1172

Fax:     (317) 237-1000

Attn:   Jason D. Kimpel, Esq.

(e)        No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g)       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares.

(i)         Survival. The representations and warranties of the Company and the Purchaser contained in Sections 3 and 4, respectively, shall be deemed to be representations and warranties as of the date hereof and shall survive the Closing and delivery of the Securities, provided that all such representations and warranties shall terminate three (3) years following the Closing. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

(j)        Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)        Counterparts. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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Signature page to follow.]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

INTERLEUKIN GENETICS, INC.

By:	/s/ Lewis H. Bender
Name: Lewis H. Bender
Title: Chief Executive Officer

PURCHASER:

DELTA DENTAL PLAN OF MICHIGAN, INC.

By:	/s/ Laura L. Czelada
Name: Laura L. Czelada
Title: President & CEO